EXHIBIT 15
POWER OF ATTORNEY
     The undersigned directors and officers of Aviva Life and Annuity Company, a stock life insurance company organized under the laws of Iowa, hereby constitute and appoint Michael H. Miller, Leif Gustafson and Brenda J. Cushing, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts listed below, each of said attorneys-in-fact and agents and him, her or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

Separate Account Name	Product Name	SEC File Nos.
ALAC Separate Account 1	Visionary Choice	333- [to be determined upon filing of the initial registration statement]/811-08964
ALAC Separate Account 1	Visionary	333- [to be determined upon filing of the initial registration statement]/811-08964
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IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Name	Title	Date
/s/ Thomas C. Godlasky Thomas C. Godlasky	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 15, 2008

/s/ Gregory D. Boal Gregory D. Boal	Executive Vice President — Chief Investment Officer and Director	September 15, 2008

/s/ Mark V. Heitz Mark V. Heitz	Executive Vice President — Sales and Distribution and Director	September 15, 2008

/s/ Christopher J. Littlefield Christopher J. Littlefield	Executive Vice President — Chief Operating Officer and Director	September 15, 2008

/s/ Brian J. Clark Brian J. Clark	Executive Vice President — Chief Strategy Officer and Director	September 15, 2008

/s/ Siva I. Pathman Siva I. Pathman	Executive Vice President — Insurance Administration and Director	September 15, 2008

/s/ Brenda J. Cushing Brenda J. Cushing	Executive Vice President — Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 15, 2008

/s/ Mark K. Hammond Mark K. Hammond	Senior Vice President and Director	September 15, 2008

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